SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12
PHILLIPS-VAN HEUSEN CORPORATION
(Name of Registrant as Specified in Its Charter)
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PHILLIPS-VAN HEUSEN CORPORATION

_______________

SUPPLEMENT TO

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

_______________

May 16, 2007

Dear Stockholder:

This document is a supplement to our Proxy Statement furnished to you in connection with the Annual Meeting of Stockholders of Phillips-Van Heusen Corporation, which will be held at The Graduate Center - City University of New York, 365 Fifth Avenue, Proshansky Auditorium, Concourse Level, New York, New York, on Tuesday, June 19, 2007, at 10:00 a.m.

EXPLANATORY STATEMENT

We are sending you this supplement because the “Director Compensation” table on page 40 of our definitive proxy statement, originally filed with the Securities and Exchange Commission on May 9, 2007, was inadvertently missing the line for Henry Nasella as a result of a word processing error.  The corrected table, as well as the footnotes to the table (which have not changed), are set forth below (and continued on the reverse side).

MARK D. FISCHER

Secretary

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards(1)(2)(3) ($)	All Other Compensation ($)	Total ($)

Edward H. Cohen	86,500	142,600	0	229,100
Joseph B. Fuller	55,500	74,049	0	129,549
Joel H. Goldberg	42,500	204,962	0	247,462
Marc Grosman	48,000	74,049	0	122,049
Margaret L. Jenkins	11,500	15,176	0	26,676
Bruce J. Klatsky	168,000	22,578	3,738(4)	194,316
Harry N.S. Lee(5)	20,500	—	0	20,500
Bruce Maggin	94,000	142,600	0	236,600
Henry Nasella	57,000	59,097	0	116,097
Christian Näther(6)	—	—	—	—
Rita M. Rodriguez	86,500	176,840	0	263,340
Craig Rydin	13,500	15,176	0	28,676

The grant date fair value of options granted in 2006 to our directors was as follows:

Edward H. Cohen	$142,600
Joseph B. Fuller	$142,600
Joel H. Goldberg	$142,600
Marc Grosman	$142,600
Margaret L. Jenkins	$168,100
Bruce J. Klatsky	$142,600
Harry N.S. Lee(5)	$142,600
Bruce Maggin	$142,600
Henry Nasella	$142,600
Rita M. Rodriguez	$142,600
Craig Rydin	$168,100

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The number of options outstanding for each of our directors as of February 4, 2007 was as follows:

Edward H. Cohen	48,000
Joseph B. Fuller	72,000
Joel H. Goldberg	34,500
Marc Grosman	72,000
Margaret L. Jenkins	10,000
Bruce J. Klatsky	122,500
Harry N.S. Lee(5)	—
Bruce Maggin	68,000
Henry Nasella	20,000
Rita M. Rodriguez	20,000
Craig Rydin	10,000

4

Consists of expenses for Mr. Klatsky’s spouse relating to her accompanying him to our annual off-site budget, planning and strategy meetings, including travel, hotel and recreational activities and additional discounts received by Mr. Klatsky at our Calvin Klein Collection store above the discount provided to all directors.

5

Retired as a director effective June 13, 2006.

6

Mr. Näther was elected as a director by the holders of our Series B Convertible Preferred Stock, who had the right to elect separately as a class up to three of our directors.  Mr. Näther, who was the only such director during 2006, resigned in May 2006, and our Series B Convertible Preferred Stock was subsequently cancelled after the conversion of the then outstanding shares.  The directors elected by the holders of our Series B Convertible Preferred Stock did not receive fees, option awards or any other compensation from us for their services as directors.

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